Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
U.S.A.

Dear Ladies and Gentlemen:

Re: SanSal Wellness Holdings, Inc. (formerly Armeau Brands Inc.) (the “Company”)

This letter confirms that we have reviewed Item 4.01, Changes in Registrant’s Certifying Accountant, of the Company’s Form 8-K dated November 8, 2017 and are in agreement with the statements made therein as it pertains to our firm.

Yours truly,

Saturna Group Chartered Professional Accountants LLP

Vancouver, Canada

November 22, 2017